UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1937

Date of Report (Date of earliest event reported): July 24, 2008

Daktronics, Inc.

(Exact name of registrant as specified in its charter)

South Dakota	0-23246	46-0306862
(State or other jurisdiction	(Commission	(I.R.S. Employer
Incorporation or organization	File Number)	Identification Number)

201 Daktronics Drive

Brookings, SD 57006

(Address of principal executive office) (zip code)

(605) 697-4000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

SECTION 7 – REGULATION FD

ITEM 7.01 REGULATION FD DISCLOSURE

On July 24, 2008, Daktronics, Inc. (the "Company") announced that it has been selected to provide a display system for the New Meadowlands Stadium, LLC.  The project is subject to the parties entering into a contract, which the Company expects to happen in the third quarter of calendar 2008.  This Current Report on Form 8-K and the attached exhibit are furnished to, but not filed with, the Securities Exchange Commission ("SEC") and shall not be deemed to be incorporated by reference into any of the Company's filings with the SEC under the Securities ct of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d)     Exhibits:

          99.1     Press Release of Daktronics, Inc., dated July 24, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

              DAKTRONICS, INC.

By:	/s/ William R. Retterath
Name: William R.Retterath
Title: Chief Financial Officer

Date: July 24, 2008